UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2008
_____________________

Morlex, Inc.
(Exact name of registrant as specified in its charter)
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Colorado	000-30144	84-1028977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue
Suite 450
New York, New York 10170
_____________________________________________
(Address of principal executive offices and Zip Code)

(212) 581-5150
_____________________________________________
(Registrant’s telephone number, including area code)

None
_____________________________________________
(Former name or former address since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

The terms “the Company,” “we,” and “our” refers to Morlex, Inc., a Colorado corporation, unless otherwise stated or the context clearly indicates otherwise.

Item 4.01 Change in Registrant’s Certifying Accountant

On March 19, 2008, the Company decided to engage a new auditing firm, Rothstein, Kass & Company, P.C. (“Rothstein Kass”), as our independent registered public accounting firm to audit our financial statements. Our Board of Directors recommended and approved the change of accountants. Accordingly, Arik Eshel, CPA & Assoc., PC (“Arik Eshel”) was dismissed on March 19, 2008.

During the Company’s two most recent fiscal years, and any subsequent interim periods preceding the change in accountants, there were no disagreements with Arik Eshel on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure. Arik Eshel’s report on the Company's financial statements for either of the last two years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principals.

Pursuant to Item 304(a)(3) of Regulation S-B under the Exchange Act, the Company has requested that Arik Eshel furnish it with a letter addressed to the Commission stating whether or not they agree with the above statements. A copy of such letter from Arik Eshel, dated March 21, 2008, is filed as Exhibit 16.1 to this Form 8-K.

We have engaged the firm of Rothstein Kass as of March 19, 2008. During our two most recent fiscal years, and any subsequent interim periods preceding the change in accountants, Rothstein Kass was not consulted on any matter relating to accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits: The following exhibit is filed as part of this report:

Exhibit Number	Description

16.1	Letter from Arik Eshel, CPA & Assoc., PC to the U.S. Securities and Exchange Commission dated March 21, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2008	MORLEX, INC.

	By:	/s/ Richard J. Berman
Name: Richard J. Berman
Title: Chief Executive Officer